EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Spectra Energy Corp on Form S-8 of our report dated March 14, 2007 (February 5, 2008 as to Note 18), relating to the consolidated financial statements and financial statement schedule of DCP Midstream, LLC as of and for the years ended December 31, 2006 and 2005, appearing in the Current Report on Form 8-K of Spectra Energy Corp dated February 6, 2008.

/s/ Deloitte & Touche LLP

Denver, Colorado

February 6, 2008